                                                                    EXHIBIT 99.2

     THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES. THE SHARES ISSUABLE UPON THE EXERCISE OF THIS SUBSCRIPTION CERTIFICATE WILL BE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER UNDER THE TERMS OF THE RELATED STOCK SUBSCRIPTION AGREEMENT.

                                                            Certificate No.

                   Shares
---------------------------------------------
             RIGHT TO SUBSCRIBE

                    Name                                         868224 11 4
---------------------------------------------   ---------------------------------------------
              REGISTERED HOLDER                                 CUSIP NUMBER

                  SUBSCRIPTION CERTIFICATE FOR RIGHTS OFFERING
                    TO HOLDERS OF RECORD ON OCTOBER 30, 1998
                    SUPERIOR NATIONAL INSURANCE GROUP, INC.

                       EMPLOYEE PARTICIPATION CERTIFICATE

     Superior National Insurance Group, Inc. (the "Company") is conducting a rights offering (the "Employee Participation") which entitles each holder of options to purchase the Company's common stock, $.01 par value per share (the "Common Stock"), and shares of restricted Common Stock, as of the close of business on October 30, 1998 (the "Record Date") to receive one non-transferable right (a "Right") for each Common Stock share equivalent held of record on the Record Date. Each Right entitles the holder thereof to subscribe for and purchase one share of Common Stock (the "Underlying Common Shares"), at a subscription price of $16.75 (the "Subscription Price"), for each Underlying Common Share (the "Subscription Privilege"), subject to the conditions set forth in the Company's Prospectus dated November 4, 1998 (the "Prospectus"). Listed above is the number of Underlying Common Shares to which the holder of this Certificate is entitled to subscribe pursuant to the Subscription Privilege.

     FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE EMPLOYEE PARTICIPATION, PLEASE REFER TO THE PROSPECTUS. A COPY OF THE PROSPECTUS HAS BEEN DELIVERED TO YOU HEREWITH. UNDEFINED CAPITALIZED TERMS USED HEREIN ARE DEFINED IN THE PROSPECTUS.

     ANY RIGHTS NOT EXERCISED PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 20, 1998, UNLESS EXTENDED BY THE COMPANY (SUCH DATE, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE") WILL BE NULL AND VOID. ANY SUBSCRIPTION FOR THE UNDERLYING COMMON SHARES IN THE EMPLOYEE PARTICIPATION MADE HEREBY IS IRREVOCABLE.

     The Rights represented by this Subscription Certificate may be exercised by duly completing Form 1, the accompanying Stock Subscription Agreement and if applicable, the accompanying Secured Promissory Note and Securities Pledge Agreement. Rights holders are advised to review carefully and in its entirety the following instructions and the Prospectus, a copy of which has been delivered herewith, before exercising their Rights.

     The registered owner whose name appears hereon is entitled to subscribe for the Underlying Common Shares upon the terms and subject to the conditions set forth in the Prospectus and instructions relating to the subscription thereof.

     Because of the Company's desire to complete the Acquisition as soon as possible after the Expiration Date, the Company is requiring that all holders choosing to pay all or a portion of the Subscription Price

                                                            Certificate No.

payments in cash, make such payments in IMMEDIATELY AVAILABLE FUNDS on or before the Expiration Date. Although personal checks may be accepted, to the extent that a check does not clear by the Expiration Date, the subscription will not be valid with respect to that portion of the Subscription Price payment.

     RIGHTS HOLDERS SHOULD BE AWARE IF THEY CHOOSE TO EXERCISE LESS THAN ALL OF THE RIGHTS EVIDENCED HEREBY, A NEW SUBSCRIPTION CERTIFICATE MAY NOT BE RECEIVED IN SUFFICIENT TIME TO EXERCISE THE REMAINING RIGHTS EVIDENCED THEREBY. NEITHER THE COMPANY NOR THE SUBSCRIPTION AGENT SHALL HAVE ANY LIABILITY TO A RIGHTS HOLDER IF SUBSCRIPTION CERTIFICATES ARE NOT RECEIVED IN TIME FOR EXERCISE, PRIOR TO THE EXPIRATION DATE.

     AN EXERCISE OF RIGHTS EVIDENCED HEREBY IS IRREVOCABLE.

     FOR FURTHER INFORMATION CONCERNING THE COMPLETION AND EXECUTION OF THE ATTACHED FORM AND ACCOMPANYING DOCUMENTS, PLEASE CONTACT ROBERT E. NAGLE, THE COMPANY'S CORPORATE SECRETARY, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES AT 26601 AGOURA ROAD, CALABASAS, CALIFORNIA 91302; TELEPHONE: (818) 880-1600.

                           SEE LEGEND ON FIRST PAGE.

                                                            Certificate No.

                                     FORM 1

     EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights to subscribe for the Underlying Common Shares as indicated below, on the terms and conditions specified in the Prospectus, receipt of which is hereby acknowledged.

     The Company will accept or reject this subscription in accordance with the terms set forth in the Prospectus. All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations shall be final and binding.

     Shares of Common Stock will be issuable promptly upon the valid exercise of this Subscription Certificate and certificates delivered as soon as practicable after completion of the Acquisition. In accordance with the accompanying Stock Subscription Agreement to be entered into by the undersigned upon the exercise of any Rights hereunder, the certificates representing shares of Common Stock will be delivered to and held by the Escrow Agent (as defined therein). Such shares will be registered in the same manner as set forth on the face of this Subscription Certificate.

     a. Number of Rights exercised pursuant to the Subscription Certificate:

                 X $16.75 = $          payment

       METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES)):

       [ ] Bank draft, certified check or money order payable to "Superior
           National Insurance Group, Inc."

       [ ] Wire transfer. Account information can be obtained from Robert E.
           Nagle.

       [ ] Personal check payable to "Superior National Insurance Group, Inc."
           PAYMENT BY PERSONAL CHECK IS NOT RECOMMENDED BECAUSE IMMEDIATELY AVAILABLE FUNDS MUST BE RECEIVED ON OR PRIOR TO THE EXPIRATION DATE.

       [ ] The borrowing of funds from the Company pursuant to the Secured
           Promissory Note accompanying this Subscription Certificate (which needs to be completed and executed). If this method of payment is chosen, the accompanying Securities Pledge Agreement will also need to be completed and executed and the appropriate stock certificates and other documents required to be pledged under it will need to be delivered.

     b. If the Rights being exercised pursuant the Subscription Privilege do not account for all of the Rights represented by this Subscription Certificate (check the following box if applicable):

       [ ] Deliver to the undersigned a new Subscription Certificate evidencing the remaining Rights to which the undersigned is entitled.

                                                            Certificate No.

     If the total Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares included in line (a), or if the number of shares being subscribed for is not specified, the Rights holder exercising this Subscription Certificate shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. To the extent any portion of the Subscription Price enclosed or transmitted exceeds the amount required for the subscription, such excess funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

---------------------------------------------------------
Subscriber's Signature(s)

---------------------------------------------------------

---------------------------------------------------------
Printed Name(s)

Telephone No.: (   )

Return to:  Superior National Insurance Group, Inc.
          26601 Agoura Road
          Calabasas, California 91302
          Attention: Robert E. Nagle

            INSTRUCTIONS FOR USE OF RIGHTS SUBSCRIPTION CERTIFICATE
                            ------------------------

                    SUPERIOR NATIONAL INSURANCE GROUP, INC.
                            ------------------------

             CONSULT WITH ROBERT E. NAGLE, THE COMPANY'S SECRETARY,
   AT THE ADDRESS AND TELEPHONE NUMBER BELOW, IF YOU HAVE ANY QUESTIONS AFTER
                          READING THESE INSTRUCTIONS.

     These instructions are being sent in connection with the rights offering (the "Employee Participation") by Superior National Insurance Group, Inc., a Delaware corporation (the "Company"), to the holders of its options to purchase the Company's common stock, par value $.01 per share (the "Common Stock"), and restricted Common Stock, as described in the Company's Prospectus dated November 4, 1998 (the "Prospectus"). The following summarizes the terms of the Employee Participation.

     Holders of record of options to purchase Common Stock and restricted Common Stock at the close of business on October 30, 1998 (the "Record Date") shall receive one non-transferable subscription right (a "Right") for each Common Stock share equivalent held on the Record Date. Each Right entitles the holder of the Right to subscribe for and purchase from the Company one share of Common Stock at the subscription price (the "Subscription Price") of $16.75 per share (the "Subscription Privilege"). The Rights will expire at 5:00 p.m., New York City time on November 20, 1998, unless extended by the Company (such date, as it may be extended, the "Expiration Date").

     The number of Rights to which you are entitled is printed on the face of your Subscription Certificate.

     YOUR SUBSCRIPTION CERTIFICATE MUST BE RECEIVED BY THE COMPANY AND PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY UNCERTIFIED CHECKS, MUST BE RECEIVED BY THE COMPANY AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

     1. Subscription Privileges; How to Exercise Rights. To exercise your Rights, complete Form 1 of your Subscription Certificate, the accompanying Stock Subscription Agreement, and if you should choose to borrow all or a portion of the Subscription Price payment from the Company, the accompanying Secured Promissory Note and Securities Pledge Agreement, and deliver them to Robert E. Nagle, the Company's Secretary, at the Company's principal executive offices at 26601 Agoura Road, Calabasas, California 91302, with, if you choose not to borrow the entire required payment from the Company, the appropriate amount of cash. If you choose to pay cash, payment of the Subscription Price must be made in U.S. dollars (a) by check or bank draft drawn upon a U.S. bank, or postal, telegraphic or express money order, in each case, payable to "Superior National Insurance Group, Inc.," or (b) by wire transfer of same day funds to the account maintained by the Company for the purpose of accepting subscriptions described in Section 2 below. The cash portion of the Subscription Price, if any, will be deemed to have been received by the Company only upon (i) clearance of any uncertified check, (ii) receipt by the Company of any certified check or bank draft drawn upon a U.S. bank, or of any postal, telegraphic or express money order or (iii) receipt of collected funds in the Company's account designated below.

     IF PAYING BY UNCERTIFIED CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, RIGHTS HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BEFORE THE EXPIRATION TIME AND ARE URGED TO CONSIDER, IN THE ALTERNATIVE, PAYMENT BY MEANS OF CERTIFIED CHECK, BANK DRAFT, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

     If you exercise less than all of the Rights evidenced by your Subscription Certificate by so indicating on Form 1 attached to your Subscription Certificate, the Company will, if you so indicate on your Subscription Certificate, issue you a new Subscription Certificate representing the remaining Rights. If no indication is made, the Company will not issue you a new Subscription Certificate evidencing your unexercised Rights. If you choose, however, to have a new Subscription Certificate sent to you, any such new Subscription Certificate may not be received in sufficient time to permit you to exercise the Rights evidenced thereby. A new Subscription Certificate will be issued to a submitting Rights holder upon the partial exercise of Rights only if the Company received a properly endorsed Subscription Certificate no later than 5:00 p.m., New York City time, on the Expiration Date. After such time, no new Subscription Certificates will be issued.

     If you have not indicated the number of Rights being exercised, or if you have not completed the Secured Promissory Note for the proper amount or have not forwarded full payment of the Subscription Price for the number of Rights that you have indicated are being exercised, then you will be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon delivery of the completed Secured Promissory Note, if any, and upon payment of such amount. To the extent any portion of the Subscription Price enclosed or transmitted exceeds the amount required for the subscription, such excess funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

     2. Questions Regarding the Employee Participation.

     If you have questions regarding how to properly complete the Subscription Certificate or any document related thereto, please contact Robert E. Nagle, the Company's Secretary, at (818) 880-1600 at the Company's principal executive offices at 26601 Agoura Road, Calabasas, California 91302.

     3. Issuance and Delivery of Stock Certificates. The following issuances, deliveries and payments will be made to you or the Escrow Agent.

     a. Subscription Privilege. As soon as practicable after the completion of the Acquisition, the Subscription Agent will deliver to the Escrow Agent, a certificate representing the shares of Common Stock purchased under the Subscription Privilege.

     b. Refunding of Excess Payments. As soon as practicable after the Expiration Date, the Company will return by mail without interest or deduction, any excess funds received in payment of the Subscription Price for shares of Common Stock.

     c. One Year Transfer Restriction. Shares of Common Stock acquired in the Employee Participation are not transferable, except in limited circumstances, for a period of one year.

     4. Signatures. The signature on the Subscription Certificate must correspond with the name of the Rights holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever.

     5. Method of Delivery. The method of delivery of Subscription Certificates and payment of the Subscription Price to the Company will be at your election and risk, but, if sent by mail, you are urged to send such materials by registered mail, properly insured, with return receipt requested, and are urged to allow a sufficient number of days to ensure delivery to the Company, if you are paying by uncertified check, for the clearance of payment of the Subscription Price prior to 5:00 p.m., New York City time, on the Expiration Date. Because uncertified checks may take at least five business days to clear, you are strongly urged to consider payment by means of certified check, cashier's check, money order or wire transfer.

     6. Transfer Taxes. Except for the fees charged by the Subscription Agent (which will be paid by the Company as described in Section 3 above), all commissions, fees and other expenses (including transfer taxes) incurred in connection with the exercise of Rights will be for the account of the Rights holder, and none of such commissions, fees or expenses will be paid by the Company or the Subscription Agent.

     7. Irregularities. All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscription Certificates will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification. The Company reserves the right to reject any exercise if such exercise is not in accordance with the terms of the Employee Participation or not in proper form or if the acceptance thereof or the issuance of these shares of Common Stock pursuant thereto could be deemed unlawful.

     8. Tax Consequences on Exercise. The exercise of Rights would result in Employee Participants recognizing ordinary income at the time the Rights are exercised in an amount equal to the excess of fair market value of the Common Stock (at the time of exercise) and the Subscription Price of $16.75. See "Certain Federal Income Tax Considerations" in the Prospectus.